                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  CORCOM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Illinois                                    36-2307626
------------------------------------          ----------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification No.)

844 East Rockland Road, Libertyville, Illinois                 60048
----------------------------------------------------------     -----
         (Address of Principal Executive Offices)              (Zip Code)

            CORCOM 1997 KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)

                      WERNER E. NEUMAN, President
                      Corcom, Inc.
                      844 East Rockland Road
                      Libertyville, Illinois 60048
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                Telephone number, including area code, of agent
                          for service: (847) 680-7400
                                       --------------

                                    Copy to:

                                  Walter Roth
                               D'Ancona & Pflaum
                            30 North LaSalle Street
                            Chicago, Illinois 60602
                          Telephone:  (312) 580-2020

                      [Facing Page continued on next page]

                        CALCULATION OF REGISTRATION FEE

================================================================================

Title of                          Proposed Maxi-   Proposed Maxi-
Securities                        mum Offering     mum Aggregate    Amount of
to be             Amount to       Price per        Offering         Registra-
Registered        be Registered   Share (1)        Price (1)        tion Fee
----------        --------------  -------------    -------------    ---------
Common Stock      170,000 shares  $7.50            $1,275,000       $386.36
(no par value)

================================================================================



(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices on June 6, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by Corcom, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

          (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1996.

          (b) The Company's quarterly report on Form 10-Q for the quarter ended March 29, 1997.

          (c) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on January 13, 1981, File No. 0-9487, and any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 8.75 of the Illinois Business Corporation Act authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant's by-laws provide for such indemnification to the extent permitted by the provisions of the Illinois statute. Such indemnification may extend to certain liabilities under the Securities Act of 1933, as amended (the "Act"). The registrant also maintains insurance protection for its directors and officers against certain liabilities arising out of the performance of their duties in such capacities, which may include certain liabilities under the Act.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.


Item 8.   Exhibits.

     4.1 Articles of Incorporation of the registrant and all amendments thereto, filed as Exhibit 3.1 to registrant's Form 10-Q for the quarter ended July 2, 1994 and hereby incorporated by reference

     4.2 Bylaws of the registrant, as amended, filed as Exhibit 3(ii) to registrant's Form 10-Q for the quarter ended July 3, 1993 and hereby incorporated by reference

     5.1  Opinion of D'Ancona & Pflaum

     23.1 Consent of Coopers & Lybrand LLP

     23.2 Consent of D'Ancona & Pflaum (included in Exhibit 5.1)

     24.1 Powers of Attorney (included herein)

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Libertyville, State of Illinois, on this 9th day of June, 1997.


                                    CORCOM, INC.



                                    BY:    /s/ Thomas J. Buns
                                           -----------------------------------
                                           Thomas J. Buns
                                           Vice-President and Treasurer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CORCOM, INC., an Illinois corporation (the "Company"), does hereby constitute and appoint Werner E. Neuman, Thomas J. Buns and Walter Roth, each of them severally, the true and lawful attorneys and agents of the undersigned, each with full power to act without any other and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of securities of the Company and all related matters, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission by the Company under the provisions of the Act for the registration of shares of Common Stock of the Company issuable pursuant to the provisions of the Company's 1997 Key Employees' Incentive Stock Option Plan, to any and all amendments to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with any of the foregoing and any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         NAME                            TITLE                     DATE
         ----                            -----                     ----


/s/ Werner E. Neuman         President and Director          )
-----------------------      (Principal Executive Officer)   )
Werner E. Neuman                                             )
                                                             )
/s/ Thomas J. Buns           Vice-President and Treasurer    )
-----------------------      (Principal Financial and        )
Thomas J. Buns               Accounting Officer)             )
                                                             )
/s/ Bruce P. Anderson        Director                        )
-----------------------                                      )
Bruce P. Anderson                                            )
                                                             )
                                                             )
/s/ Carolyn A. Berry         Director                        )
-----------------------                                      )
Carolyn A. Berry                                             )
                                                             )
                                                             )
/s/ Herbert L. Roth          Director                        )     June 9, 1997
-----------------------                                      )
Herbert L. Roth                                              )
                                                             )
/s/ James A. Steinback       Director                        )
-----------------------                                      )
James A. Steinback                                           )
                                                             )
/s/ Gene F. Straube          Director                        )
-----------------------                                      )
Gene F. Straube                                              )
                                                             )
/s/ Renato Tagiuri           Director                        )
-----------------------                                      )
Renato Tagiuri                                               )

                                 EXHIBIT INDEX
                                 -------------


Exhibit
  No.                    Description
-------                  -----------
  4.1                    Articles of Incorporation of the
                         registrant and all amendments
                         thereto, filed as Exhibit 3.1 to
                         registrant's Form 10-Q for the
                         quarter ended July 2, 1994 and
                         hereby incorporated by reference

  4.2                    Bylaws of the registrant, as
                         amended, filed as Exhibit 3(ii) to
                         registrant's Form 10-Q for the
                         quarter ended July 3, 1993 and
                         hereby incorporated by reference


  5.1                    Opinion of D'Ancona & Pflaum

 23.1                    Consent of Coopers & Lybrand LLP

 23.2                    Consent of D'Ancona & Pflaum
                         (included in Exhibit 5.1)

 24.1                    Power of Attorney (included herein)